Nanophase Technologies Corporation 8-K

Exhibit 99.1

COMPANY CONTACT

Frank Cesario

Investor Relations

630-771-6705

Nanophase Announces Strategic Collaboration

This transaction will impact advanced materials in the surface finishing technologies space

Romeoville, IL, - June 29, 2017 - Nanophase Technologies Corporation (OTCQB: NANX), a technology leader in nanomaterials and advanced nanoengineered products, today reported the execution of development, manufacturing and distribution agreements with Eminess Technologies, Inc., a premier manufacturer and distributor of products for polishing of critical surfaces, to enhance their mutual positions in supplying advanced material solutions to the surface finishing marketplace.

“Our companies have known each other for quite some time. We expect this relationship to extend the reach of our products to a broader market, allow for a higher degree of focus on customer support in polishing and surface finishing areas where Eminess is more deeply established than Nanophase, and also to foster the development of new markets and products that are squarely within the Eminess strategic focus. We believe that our material solutions will offer Eminess a market advantage, while allowing Nanophase to quickly deepen a successful supply position in those markets,” stated Nanophase CEO, Jess Jankowski. Dan Koharko, CEO of Eminess added, “These agreements enhance our ability to deliver the technology to our customers who require advanced materials and application knowledge to produce their critical, next generation products. Our quick, efficient development, manufacturing, and supply chain ensures that current and future world-class Nanophase particle technology is accessible to all that would benefit from it.”

“Eminess will begin to manufacture selected Nanophase product lines, and exclusively distribute others. Included in these arrangements, the companies will implement a royalty agreement for certain future sales, along with certain minimum revenue volumes to ensure ongoing benefit for both organizations while we work together to best serve customers in this market,” said Jankowski.

“In terms of our transition, the shared goal of Nanophase and Eminess is to have all the commercial and organizational coordination completed in time for the Optifab 2017 exhibition to be held in Rochester, New York, beginning October 16th of this year.”

Jankowski continued, “This collaboration reflects another step in executing the Nanophase strategy of focusing our business development resources on the continued rollout of our new fully formulated personal care, and solar-control solutions, while allowing us to remain engaged and continuing to profit from our well-proven capabilities in the surface finishing marketplace.”

About Nanophase Technologies

Nanophase Technologies Corporation (NANX), www.nanophase.com, is a leader in nanomaterials technologies and provides nanoengineered solutions for multiple industrial product applications. Using a platform of patented and proprietary integrated nanomaterial technologies, the Company creates products with unique performance attributes from two ISO 9001:2008 and ISO 14001 facilities. Nanophase delivers commercial quantity and quality nanoparticles, coated nanoparticles, and nanoparticle dispersions in a variety of media.

Forward-Looking Statements

This press release contains words such as “expects,” ”shall,” “will,” “believes,” and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company’s current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company’s results of operations, performance and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, without limitation, the following: the Company’s ability to be consistently profitable despite the losses it has incurred since its incorporation; a decision by a customer to cancel a purchase order or supply agreement in light of the Company’s dependence on a limited number of key customers; the terms of the Company’s supply agreements with BASF Corporation, which could trigger a requirement to transfer technology and/or sell equipment to that customer; the Company’s potential inability to obtain working capital when needed on acceptable terms or at all; the Company’s ability to obtain materials at costs it can pass through to its customers, including Rare Earth elements, specifically cerium oxide, as well as high purity zinc; uncertain demand for, and acceptance of, the Company’s nanocrystalline materials; the Company’s manufacturing capacity and product mix flexibility in light of customer demand; the Company’s limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company’s dependence on patents and protection of proprietary information; the resolution of litigation or other legal proceedings in which the Company may become involved; the impact of any potential new government regulations that could be difficult to respond to or too costly to comply with while remaining financially viable; the ability of the Company to maintain an appropriate electronic trading venue for its securities; and other factors described in the Company’s Form 10-K filed March 29, 2017. In addition, the Company’s forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies.